SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

SPYR, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road
Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2015, the Company’s Board of Directors met and unanimously approved and resolved to recommend to the shareholders that the name of the Company be changed from Eat at Joe’s, Ltd. to SPYR, Inc. On February 12, 2015, a majority of the Company’s shareholders eligible to vote, met in a special meeting of the shareholders authorized pursuant to Sections 2.2 and 2.11 of the Company’s By-Laws. Shareholders representing 68% of the shares eligible to vote were present in person and resolved to authorize the Board of Directors to take such actions as were necessary to amend the company’s articles of incorporation to change the name of the Company to SPYR, Inc. and to make the required filings with FINRA to affect the name change and acquire a new trading symbol consistent with the Company’s new name.

On February 26, 2015 the Company filed the requisite application with the Nevada Secretary of State’s office to change its name to SPYR, Inc. The Nevada Secretary of State’s office processed a Certificate of Amendment, and the Company’s name was changed to SPYR, Inc. On the same day, the Company filed an Issuer Company Related Action Notification Form with FINRA, formally requesting that its name and ticker symbol be changed. On March 9, 2015, FINRA notified the Company that its application for a name change was approved; that the new ticker symbol: “SPYR” was assigned to the Company; and, that the changes would be announced on March 11, 2015 and would be effective March 12, 2015.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number Description

EX – 3.1 Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, Inc. (Registrant)

Date March 12, 2015

By:/s/ James R. Thompson

President, Chief Executive Officer

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